CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated December 8, 2010 on the financial statement of Oracle Mutual Fund, (the “Fund”), a series of the Oracle Family of Funds as of December 8, 2010 and to all references to our firm in the Prospectus and Statement of Additional Information in this Pre-Effective Amendment to the Oracle Family of Funds Registration Statement of Form N-1A.

Patke & Associates, Ltd.

Lincolshire, Illinois
December 9, 2010